UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 20, 2010

McDONALD’S CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One McDonald’s Plaza

Oak Brook, Illinois

(Address of Principal Executive Offices)

60523

(Zip Code)

(630) 623-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Payout Structure for 2010 Target Incentive Plan (TIP) Awards

On January 20, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of McDonald’s Corporation (the “Company”) approved the payout structure for TIP for 2010, as well as the parameters for determining final awards. For employees at the level of Senior Vice President and above, these awards are granted subject to the terms of the Company’s Target Incentive Plan, which was filed as an exhibit to Form 8-K, dated January 23, 2008.

The target 2010 TIP awards for the Company’s principal executive officer, principal financial officer and “named executive officers” for whom disclosure was required in the Company’s most recent proxy statement and who are currently employed with the Company are as shown in the table below.

Name	Position	Target TIP Award as a Percentage of Base Salary
James A. Skinner	Vice Chairman and Chief Executive Officer	150%
Peter J. Bensen	Chief Financial Officer	100%
Denis Hennequin	President of McDonald’s Europe	85%
Timothy J. Fenton	President of McDonald’s Asia, Pacific, Middle East and Africa (“APMEA”)	85%

TIP payouts are determined by a combination of a team performance factor and an individual performance factor.

The team factor is determined primarily by growth in operating income over the Company’s 2009 operating income, measured in constant currency. The named executive officers listed above, like all other employees, are generally not eligible to receive a TIP payout if the Company does not achieve growth in operating income in 2010. Operating income is measured on a consolidated or geographic business unit level, as applicable.

For Messrs. Skinner and Bensen, the team factor measures corporate performance. For Messrs. Hennequin and Fenton, the team factor is based on a combination of corporate performance and the performance of McDonald’s Europe and McDonald’s APMEA, respectively, reflecting their responsibilities.

Individual performance is measured against various qualitative performance factors, including setting and achieving goals that are in line with the Company’s strategic focus.

The maximum TIP award that any of the named executive officers can earn in 2010 is 250% of the target award.

Appointment of President and Chief Operating Officer

On January 20, 2010, the Committee approved a 39% salary increase, to $800,000, for Donald Thompson, effective January 11, 2010, as a result of his promotion to President and Chief Operating Officer. In addition, Mr. Thompson was granted a TIP award for 2010 with a target amount equal to 125% of his base salary on December 31, 2010.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)    On and effective January 21, 2010, the Board of Directors (the “Board”) of McDonald’s Corporation (the “Company”), upon the recommendation of the Governance Committee of the Board, amended and restated the By-Laws of the Company (the “By-laws”). Among the changes to the By-Laws, the Board:

•	Amended Article II, Sections 1, 4 and 9 to allow the Board to adopt procedures enabling stockholders to participate in stockholder meetings via remote communication (such as the internet).

•	Revised Article II, Section 2 to enact procedures to determine who will preside at a stockholder meeting if the Chairman of the Board and the CEO are unable to attend the meeting.

•	Clarified the voting standard in Article II, Section 4 that applies when a matter requires stockholder approval under stock exchange listing standards.

•	Amended the notice requirement for adjourned meetings, which are in Article II, Section 7.

•	Amended Article III, Section 7 to clarify that the Board may delegate to a Board committee the power to nominate candidates for director election and make recommendations on director removal.

•	Revised Article III, Section 10 to simplify the provisions relating to director compensation.

•	Clarified in Article III, Section 11 that directors may consent by electronic transmission to actions that are submitted for Board approval by unanimous written consent.

•

Amended Article V regarding indemnification, advancement of expenses and insurance for directors, officers and employees to streamline the provisions contained in that article, including by changing the circumstances under which expenses will be advanced and under which the Company will provide indemnity to a person for suits brought against the Company and clarifying who is entitled to indemnification and advancement of expenses.

•	Revised Article VI, Section 1, and made conforming changes to Article VI, Section 3, to clarify that the Company may issue uncertificated shares of stock.

•	Amended Article VI, Section 4 to permit the Board to fix two separate record dates for a stockholder meeting, and made corresponding changes to the notice provisions in Article II, Section 9.

•

Clarified in Article VI, Section 10 that (i) a person may waive notice of a Board or stockholder meeting by electronic transmission, (ii) a waiver need not describe the business transacted at the meeting referenced in the waiver, (iii) stockholders may consent to receive meeting notices by electronic transmission, and (iv) attendance at a Board or stockholder meeting may constitute waiver of notice of that meeting.

•	Clarified the voting standard for ratification by stockholders in Article VI, Section 11.

•	Revised Article VII to clarify the provision regarding Board approval of amendments to the By-Laws.

The foregoing is a summary of the amendments made to the By-Laws. This summary is qualified in its entirety by reference to the By-Laws, as amended and restated and filed as Exhibit 3(b) attached hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3(b)	By-Laws of McDonald’s Corporation as Amended and Restated with effect as of January 21, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION
(Registrant)

Date: January 26, 2010	By:	/s/ Denise A. Horne
Denise A. Horne
Corporate Vice President – Associate General Counsel and Assistant Secretary

Exhibit Index

Exhibit No. 3(b)	By-Laws of McDonald’s Corporation as Amended and Restated with effect as of January 21, 2010